EXHIBIT 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Lance, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, David V. Singer, President and Chief Executive Officer of the Company, and Rick D. Puckett, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
A signed original of this written statement required by Section 906 has been provided to Lance, Inc. and will be retained by Lance, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ David V. Singer	/s/ Rick D. Puckett

David V. Singer	Rick D. Puckett
President and Chief	Executive Vice President,
Executive Officer	Chief Financial Officer,
November 8, 2006	Treasurer and Secretary
November 8, 2006